Exhibit 32.1

Certification Required by 18 U.S.C. Sec. 1350
_______________________________________________

In connection with the filing by Hospitality Properties Trust (the “Company”) of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John G. Murray	/s/ Mark L. Kleifges
John G. Murray	Mark L. Kleifges
President and Chief Executive Officer	Chief Financial Officer and Treasurer

Date: November 6, 2018